Exhibit 10.13

                        RUBICON MEDICAL, L.C.
                   MEDICAL ADVISORY BOARD AGREEMENT


     In exchange for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Rubicon Medical, L.C. ("Rubicon"), and Ajay Wakhloo, MD, a Medical Advisory Board Member ("MAB Member") hereby agree as follows:

                             RECITALS

     WHEREAS, Rubicon is a Utah Limited Liability Company which, through its efforts, has developed the device known as the Guardian Balloon Embolization Protection Device and other medical devices (the "Devices"); and

     WHEREAS, Rubicon will, within six (6) months following the date of this Agreement, enter into a Plan of Reorganization or other agreement through which it will become a corporation with shares of its stocks publicly traded through the OTC Bulletin Board of the NASD or some other national stock exchange; and

     WHEREAS, MAB Member has acquired special education, training and experience which qualifies MAB Member to evaluate and test the reliability, efficacy, and design of the Devices and to propose to Rubicon any necessary or desirable modifications to those Devices which MAB Member may recognize; and

     WHEREAS, MAB Member will, upon the execution of this Agreement, become a member of the Medical Advisory Board of Rubicon; and

     WHEREAS, MAB Member desires to acquire common stock of Rubicon at such time as Rubicon, upon a reorganization or other means, issues common stock; and

     WHEREAS, Rubicon desires to compensate MAB Member for the services to be rendered as a member of the Medical Advisory Board through the transfer of the common stock of Rubicon to the MAB Member.

     NOW, THEREFORE, In consideration of the following mutual promises, covenants and agreements, the parties agree as follows:

     1. Duties and Responsibilities of MAB Member. Rubicon hereby engages MAB Member as an independent contractor and consultant to serve as a member of the Medical Advisory Board. MAB Member hereby accepts that engagement and agrees to serve on the Medical Advisory Board and to provide services to Rubicon through the testing, evaluation and preparation of design recommendations of the Devices including, but not limited to, the Guardian Balloon Embolization Protection Device and such other Devices as Rubicon may present to the Medical Advisory Board, and shall also render such other services and duties as may be assigned from time to time by Rubicon. MAB Member's duties shall include, but are not limited to, the following:

     a) Recommendations for Improving Services. MAB Member shall communicate to Rubicon all suggestions, recommendations and proposals concerning the improvement of the functionality and efficacy of the Devices. In addition, MAB Member shall convey to Rubicon the impressions, results of studies or testing concerning the functionality, efficacy and reliability of the Devices.

     b) Disclosure of Status. As member of Medical Advisory Board, MAB Member shall disclose his/her membership in the Medical Advisory Board whenever necessary to avoid any appearance of impropriety or any conflict of interest such as to participants in medical conferences, industry meetings, researchers, study groups and other similar entities.

     2. Proprietary Information and Ownership of Intellectual Property. MAB Member will not disclose, absent the express written consent of Rubicon, any information or data of a proprietary nature to any person not a member of the Medical Advisory Board or an employee of Rubicon. Rubicon shall own, as its exclusive intellectual property, all suggestions, recommendations, proposals, studies, conclusions and analyses of any of the medical devices evaluated by MAB Member in his/her capacity as a member of the Medical Advisory Board.

     3. Best Efforts of MAB Member. MAB Member agrees, at all times, to faithfully and to the best of his or her ability, experience, education and talents, to perform all duties that may be required of him or her pursuant to this agreement at such locations as Rubicon, in good faith, may require.

     4. Term of Agreement. The term of this agreement shall be until terminated pursuant to Paragraph No. 5, below.

     5. Termination of Agreement. MAB Member or Rubicon may terminate this agreement upon providing written notice within 30 days following the occurrence of any of the following:

     a) Any default under this Agreement which continues for more than thirty (30) days after written notice stating the nature of the default and the actions which must be taken to cure the default.

     b)     The retirement of MAB Member from medical professional pursuits;

     c)     The sale or transfer of the medical practice of the MAB Member;

     d) MAB Member's employment by, or affiliation with, any other corporation, limited liability company or other entity which employment or affiliation creates a conflict of interest with Rubicon;

     e) Ninety days (90) following the written notification of either party to terminate this Agreement.

     6. Expenses & Travel. Rubicon shall reimburse MAB Member all preapproved expenses or travel including airfare, lodging, meals, ground transportation and entertainment.

     7.Compensation. On, or before, September 30, 2000, through merger, a Plan of Reorganization, or other means, Rubicon shall trade its common stock on a national exchange. Within sixty (60) days after the first day of trading of Rubicon's common stock on any national exchange by three (3) or more "market makers", Rubicon shall cause to be issued, or shall issue, to MAB Member, or his or her designee, that number of shares of its common stock having an aggregate value of Thirty Thousand Dollars ($30,000.00). The number of shares of common stock to be issued to MAB Member is based on fifty percent (50%) of the price which shall be calculated based on the average bid per share of the common stock over the first ten (10) days of the trading of the common stock on the OTC Bulletin Board of the NASD or any other national exchange. The common stock to be issued or transferred to MAB Member shall be restricted stock and certificates representing those shares shall bear the following legend:

     The securities represented by the certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any State or other jurisdiction, and may not be sold, transferred, assigned, pledged or hypothecated unless and until registered under such Act and applicable state securities laws, or unless the company has received an opinion of counsel or other evidence satisfactory to the company and its counsel that such registration is not required.

     On the anniversary date of this Agreement, beginning with the first anniversary date, the Board of Directors of Rubicon or any successor entity of Rubicon will ratify an Agreement which will provide to MAB Member shares of the restricted common stock of Rubicon having the value equal to the shares to be issued pursuant to this Agreement, the value of the shares to be calculated as of the anniversary date. Those shares shall be restricted. In the alternative, at the sole discretion of Rubicon, Rubicon may pay to MAB Member the sum of Thirty Thousand Dollars ($30,000.00) in lieu of the issuance of restricted stock. Should restricted stock be issued, those share certificates shall bear the restrictive legend set forth above in this paragraph no. 7.


     8. MAB Member's Representations Concerning Stock. MAB Member understands that the Rubicon common stock, to be issued following a Plan of Reorganization, is not currently registered under the Securities Act of 1933, as amended, and will be issued to MAB Member on the grounds that the issuance will be exempt from registration under the Securities Act of 1933, pursuant to section 4(2), thereof, and Rubicon's reliance on such exemption is based on MAB Member's representations as set forth herein. MAB Member acknowledges that the common stock shall be issued to him or her in reliance upon his or her representation, that the common stock shall be acquired for investment for the MAB Member's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof, and that MAB Member has no present intentions of selling, granting any participation in, or otherwise distributing the same. MAB Member has no contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the common stock. MAB Member has had an opportunity to ask questions and receive answers from Rubicon regarding its business, properties, prospects, management and financial condition and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the risk and merits of an investment in Rubicon and is capable of bearing the economic risks of such an investment.


     9. Trade Secrets. MAB Member shall not at any time or in any manner, directly or indirectly, divulge, disclose or communicate to any person, firm, corporation or other entity any information concerning any matters affecting or relating to the business of Rubicon, including, without limitation, any of its product designs, research and development data, suppliers, customers, price structures or any other information concerning the business of Rubicon, its manner of operation, its plans, processes or other data, the parties hereto agreeing and acknowledging that all of the aforementioned information is important, material and confidential and will gravely affect the effective and successful conduct of the business of Rubicon and will effect Rubicon's good will. Any breech of the terms of this paragraph shall be deemed, and it is agreed to be, a material breech of this agreement.

     All the terms of this paragraph shall remain in full force and affect for a period of three (3) years following the termination of this agreement for any reason and during such three year period MAB Members shall not make or permit the making of any public announcement or statement of any kind that he or she was formerly employed by, or connected with, Rubicon.

     10. Covenant Not to Compete. MAB Member agrees that during the period of this Agreement, and for a period of one year from the date of the termination of this Agreement, he or she will not directly or indirectly engage in any business, or be affiliated with, employed by or associated with any corporation or other entity which in any way competes with the interventional cardiology, neuro-Interventional radiology and other peripheral enodovascular intervention business of Rubicon, in the United States of America, whether as an employee, officer, shareholder, partner or otherwise. MAB Member agrees not to consult with, or advise, any such business which competes, in any way, with the business of Rubicon.

     In the event a court of competent jurisdiction should determine that the time or geographic area identified in this paragraph is longer or broader than permissible, then the time period and geographic area shall be for the time and area permitted by that court.

     11. Independent Contractor. The status of MAB Member under this Agreement shall be that of an independent contractor and MAB Member shall not be deemed or construed to be an employee, agent, joint venturer, partner or legal representative of Rubicon for any purpose whatsoever. MAB Member shall not have any right or authority to assume or otherwise create any obligation or responsibility, express or implied, on behalf of or in the name of Rubicon or to bind Rubicon in any manner or thing whatsoever. MAB Member shall be responsible for the payment of any taxes incurred by MAB Member which may be payable because of this agreement.

     12. Agreement Outside of Contract. This contract contains the complete agreement concerning the arrangement between the parties and shall, as of the effective date hereof, supersede all other agreements between the parties. The parties stipulate that neither of them has made any representation with respect to the subject matter of this Agreement or any representations, including the execution and delivery hereof, except such representations as are specifically set forth herein and each of the parties hereto acknowledges that he or she relied on their own judgment in entering into this Agreement.

     The parties hereto further acknowledge that any payments or representations that may have heretofore been made by either of them to the other are of no effect and that neither of them has relied thereon in connection with his or her dealings with the other.

     13. Modification of Agreement. No waiver or modification of this Agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith, and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding, arbitration or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid, and the parties further agree that the provisions of this section may not be waived except as herein set forth.

     14. Fidelity Bond. Upon request of Rubicon, MAB Member will immediately make application for a fidelity or a surety bond, to any company designated by Rubicon, in such amount as may be specified by Rubicon. Rubicon shall pay the premium on such bond, and such bond shall continue in force in such amounts as Rubicon may from time to time require, and in the event such bond is refused, or is ever canceled, except with the approval of Rubicon, MAB Member may be terminated immediately and MAB Member shall be entitled to compensation to the date of such termination only.

     15. Severability. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

     16. Choice of Law. It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and pursuant to the laws of the State of Utah, and that any action, special proceeding, or other proceeding that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of Utah shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

     17. Return of Rubicon Property. Upon termination of MAB Member's employment, whether under this Agreement or for any period thereafter, MAB Member agrees to return to Rubicon all property of Rubicon or any other affiliate or subsidiary of Rubicon of which he has had custody and to deliver to Rubicon all documents, keys, credit cards, forms, contracts, notebooks and other data relating to customers, management studies conducted by him or her, inventions designed by him or her, and any personal property of Rubicon in MAB Member's possession at the time of termination.

     18. Equitable Remedies. It is further agreed that any breach or evasion of any of the terms of this Agreement by either party hereto will result in immediate and irreparable injury to the other party and will authorize recourse to injunction and/or specific performance as well as to any other legal or equitable remedies to which such injured party may be entitled hereunder.

     19. Attorneys' Fees. Should either party engage in litigation to enforce the terms of this Agreement, seek injunctive relief, or recover damages for breach of this Agreement, the prevailing party shall be awarded all attorneys' fees and related costs.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

RUBICON:                                        MAB MEMBER:


By          /s/                                     /s/
  -------------------------                     ---------------------------
  Richard J. Linder                             Ajay Wakhloo, MD
  President/CEO


        5/8/00                                    5/17/00
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     Date                                              Date